COMPANY CONTACTS:
AMERICAN VANTAGE COMPANIES
RONALD J. TASSINARI, PRESIDENT AND CHIEF EXECUTIVE OFFICER
702.227.9800


   AMERICAN VANTAGE COMPANIES ANNOUNCES DELISTING FROM NASDAQ SMALLCAP MARKET

LAS VEGAS, NEVADA - August 22, 2005 --- American Vantage Companies (NASDAQ:AVCS) today announced that it has received a letter, dated August 19, 2005, from The NASDAQ Stock Market informing the Company that its securities will no longer be listed on NASDAQ, effective with the opening of business on Tuesday, August 23, 2005. Following the removal from NASDAQ, the Company's common stock is expected to be quoted in the Pink Sheets. The Company's common stock may, in the future, also be quoted on the Over-the-Counter Bulletin Board maintained by the NASD, provided that a market maker in the common stock files the appropriate application with, and such application is accepted by, the NASD. The Company anticipates disclosing further trading venue information for its common stock once such information becomes available.

As previously announced, at a May 19, 2005 hearing, the Company addressed the issue of public interest concerns raised by the NASDAQ staff under NASDAQ Marketplace Rules 4300 and 4330(a)(3) . NASDAQ staff had previously determined that the Company was a "public shell" due to the staff's belief that the Company lacked a "sustainable" ongoing business. The Company addressed this concern at the hearing, noting such matters as the Company's continuing operational activities in the entertainment industry, a profitable 49% interest in the Border Grill Restaurant located in Las Vegas, its growth strategy, and the status of various proposed acquisitions and other projects.

The Company received a letter, dated June 14, 2005, from NASDAQ informing the Company that NASDAQ had determined to continue the listing of the Company's common stock on NASDAQ provided that, on or before August 15, 2005, the Company submitted documentation to NASDAQ evidencing completion of one or more transactions that result in the Company having a substantial operating business. The June 14 letter stated that NASDAQ had noted that the Company appeared to be acting in good faith to identify and engage suitable partners and acquisition opportunities.

On August 12, 2005, the Company requested a 30-day extension to complete the acquisition of a "sustainable operating business" in accordance with the terms of the June 14 decision. The August 19th letter noted NASDAQ's denial of the request for an extension.

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Ronald J.  Tassinari,  President  and Chief  Executive  Officer  of the  Company
commented, "The decision by NASDAQ is disappointing as we have traded on NASDAQ since 1982 and given that the decision was wholly discretionary and without a clear definition of what constitutes a `public shell.' The Company is continuing its efforts relating to various acquisitions and remains dedicated to its future and long-term interests by the identification and acquisition of business entities through an appropriate deliberative process."

About Pink Sheets LLC:

Pink Sheets provides broker-dealers, issuers and investors with electronic and print products and information services designed to improve the transparency of the over-the-counter (OTC) markets. The products are designed to increase the efficiency of OTC markets, leading to greater liquidity and investor interest in OTC securities. Pink Sheets centralized information network is a source of competitive market maker quotations, historical prices and corporate information about OTC issues and issuers. Pink Sheets is neither an SEC-Registered Stock Exchange nor a NASD Broker/Dealer. Investors must contact a NASD Broker/Dealer to trade in a security quoted on the Pink Sheets. Pink Sheets LLC is a privately owned company headquartered in New York City. More information is available at http://www.pinksheets.com

About OTC Bulletin Board:

The OTC Bulletin Board (OTCBB) is a regulated quotation service that displays real-time quotes, last-sale prices, and volume information in OTC equity securities. An OTC equity security generally is any equity that is not listed or traded on NASDAQ or a national securities exchange. OTCBB securities include national, regional, and foreign equity issues, warrants, units, ADRs, and Direct Participation Programs (DPPs). More information is available at http://www.otcbb.com.

Certain statements in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by words such as "anticipates," "believes," "can," "continue," "could," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "should," or "will" or the negative of these terms or other comparable terminology. Such statements and all phases of American Vantage Companies' operations are subject to known and unknown risks, uncertainties and other factors, including overall economic conditions and other factors and uncertainties as are identified in American Vantage Companies' Form 10-KSB for the year ended December 31, 2004 and Forms 10-QSB for the three months ended June 30, 2005 and March 31, 2005. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. American Vantage Companies' actual results, levels of activity, performance or achievements may be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. The Company undertakes no obligation to update the forward-looking statements in this press release.